Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-148619) of Inergy, L.P.,

•	Registration Statement (Form S-3 No 333-124098) of Inergy, L.P.,

•	Registration Statement (Form S-8 No. 333-131767) of Inergy, L.P.,

•	Registration Statement (Form S-8 No. 333-83872) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-158066) of Inergy, L.P. and Inergy Finance Corp.,

•	Registration Statement (Form S-4 No. 333-169220) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-172312) of Inergy, L.P. and Inergy Finance Corp.

of our reports dated November 15, 2011, with respect to the consolidated financial statements and schedule of Inergy, L.P. and Subsidiaries and the effectiveness of internal control over financial reporting of Inergy, L.P. and Subsidiaries, included in this Annual Report (Form 10-K) of Inergy, L.P. for the year ended September 30, 2011.

/s/ ERNST & YOUNG LLP

Kansas City, Missouri

November 15, 2011